Exhibit 99.1

Hubbell to Acquire Systems Control

•	Leading provider of substation control and relay panels, as well as turnkey substation control building solutions

•	Enhances Hubbell’s industry-leading Utility Solutions portfolio

•	Attractive growth profile aligned to megatrends in aging infrastructure, grid automation, renewables and electrification

•	$1.1 billion purchase price represents ~12x projected 2024 EBITDA multiple

•	Transaction to be financed with cash and debt; anticipate adjusted EPS accretion in 2024

Shelton, CT, Oct. 30, 2023 (GLOBE NEWSWIRE) — Hubbell Incorporated (NYSE: HUBB) today announced that it has entered into a definitive agreement to acquire Northern Star Holdings, Inc. (commercially known as Systems Control), a portfolio company of Comvest Partners, for $1.1 billion in cash, subject to customary adjustments.

Systems Control is a leading manufacturer of substation control and relay panels, as well as turnkey substation control building solutions. These highly engineered offerings are mission-critical to grid reliability, enabling utility customers to protect and control substation infrastructure while detecting faults and controlling the flow of electricity. Systems Control estimates 2024 sales of approximately $400 million.

Gerben Bakker, Hubbell’s Chairman, President and Chief Executive Officer said, “This acquisition enhances Hubbell Utility Solutions’ industry-leading franchise across utility components, communications and controls. Systems Control has a strong track record of financial performance and is highly complementary to Hubbell’s portfolio, enabling us to deliver additional value to our core utility customers while enhancing our overall growth and margin profile for shareholders.”

Greg Gumbs, President, Utility Solutions said, “Substation automation is critical to upgrading aged infrastructure and enabling the integration of renewables and electrification on the grid. Systems Control has a proven value proposition, with leading manufacturing quality and engineering expertise driving labor savings for utility customers while enabling them to operate critical infrastructure reliably and efficiently. We are excited to welcome the Systems Control team to Hubbell.”

Transaction Financing and Approvals

The transaction is anticipated to close by the end of 2023, subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals. Hubbell plans to finance the transaction with a combination of cash on hand and debt.

Advisors

Morgan Stanley & Co. LLC is serving as financial advisor to Hubbell, and Wachtell, Lipton, Rosen & Katz is serving as legal advisor. Harris Williams LLC and Lincoln International LLC are serving as financial advisors to Systems Control, and McDermott Will & Emery LLP is serving as legal advisor.

Conference Call

Hubbell will webcast a conference call to discuss this transaction, along with its third quarter 2023 earnings results, tomorrow at 10:00 AM ET. The live audio of the conference call and accompanying materials will be available and can be accessed by visiting Hubbell’s Events and Presentations section. You can also access this information by going to www.hubbell.com and selecting “Investors” from the options at the bottom of the page and then “Events/Presentations” from the drop-down menu.

About Hubbell

Hubbell Incorporated is a leading manufacturer of utility and electrical solutions enabling customers to operate critical infrastructure safely, reliably and efficiently. With 2022 revenues of $4.9 billion, Hubbell solutions electrify economies and energize communities. The corporate headquarters is located in Shelton, CT.

Forward-Looking Statements

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding anticipated growth, changes in operating results, market conditions and economic conditions, and statements regarding the consummation of the proposed transaction and the anticipated benefits to Hubbell thereof, including the timing for the proposed transaction to become accretive, the projected 2024 EBITDA multiple and Systems Control estimated 2024 sales, are forward-looking statements. These statements may be identified by the use of forward-looking words or phrases such as “believe”, “expect”, “anticipate”, “intend”, “depend”, “plan”, “estimated”, “predict”, “target”, “should”, “could”, “may”, “subject to”, “continues”, “growing”, “prospective”, “forecast”, “projected”, “purport”, “might”, “if”, “contemplate”, “potential”, “pending”, “target”, “goals”, “scheduled”, “will”, “will likely be”, and similar words and phrases. Such forward-looking statements are based on our current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or Hubbell’s achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: business conditions, geopolitical conditions (including the wars in Ukraine and Israel, as well as trade tensions with China) and changes in general economic conditions, in particular industries, markets or geographic regions, and ongoing softness in the residential markets, as well the potential for a significant economic slowdown, continued inflation, stagflation or recession, higher interest rates, and higher energy costs; our ability to offset increases in material and non-material costs through price recovery and volume growth; effects of unfavorable foreign currency exchange rates and the potential use of hedging instruments to hedge the exposure to fluctuating rates of foreign currency exchange on inventory purchases; the outcome of contingencies or costs compared to amounts provided for such contingencies, including those with respect to pension withdrawal liabilities; achieving sales levels to meet revenue expectations; unexpected costs or charges, certain of which may be outside Hubbell’s control; the effects of trade tariffs, import quotas and other trade restrictions or actions taken by the United States, United Kingdom, and other countries, including changes in U.S. trade policies; failure to achieve projected levels of efficiencies, cost savings and cost reduction measures, including those expected as a result of our lean initiatives and strategic sourcing plans, regulatory issues, changes in tax laws including multijurisdictional implementation of the Organisation for Economic Co-operation and Development’s comprehensive base erosion and profit shifting plan, or changes in geographic profit mix affecting tax rates and availability of tax incentives; the impact of and ability to fully integrate strategic acquisitions, including the acquisitions of PCX Holding LLC, Ripley Tools, LLC, Nooks Hill Road, LLC, REF Automation Limited, REF Alabama Inc., EI Electronics LLC, and Indústria Eletromecânica Balestro Ltda.; the impact of certain divestitures, including the benefits and costs of, the sale of the Commercial and Industrial Lighting business to GE Current; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; Hubbell and System Controls’ ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all; failure to achieve the anticipated benefits from the proposed transaction; other risks related to the completion of the proposed transaction and actions related thereto, including transaction costs and/or unknown or inestimable liabilities; risk factors related to the integration of Systems Control and the future opportunities and plans for the combined company; and other factors described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Forward-Looking Statements” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q.

Non-GAAP Disclosure

We believe non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses non-GAAP measures to compare our performance to that of prior periods for trend analyses and for budgeting, forecasting and planning purposes, among others.

We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP, rather they supplement GAAP measures by providing additional information we believe to be useful to our shareholders. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures.

EBITDA multiple and adjusted EPS are non-GAAP measures. EBITDA multiple represents a multiple of net income (loss) before interest expense, provision for income taxes, depreciation and amortization. Adjusted EPS represents GAAP diluted EPS adjusted for the impact of certain items directly related to acquisitions and other non-recurring items, including amortization and transaction and integration costs. Reconciliations of the differences between these non-GAAP measures and the corresponding GAAP measures are not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the applicable GAAP measure in the relevant future period, such as unusual gains and losses, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, certain financing costs, and other structural changes or their probable significance. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of Hubbell.